UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Harte-Hanks, Inc.

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HARTE-HANKS, INC.

200 Concord Plaza Drive, Suite 800

San Antonio, Texas 78216

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2004

As a stockholder of Harte-Hanks, Inc., you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company to be held at 200 Concord Plaza Drive, First Floor, San Antonio, Texas 78216, on Tuesday, May 18, 2004, at 10:00 a.m. local time, for the following purposes:

1.	To elect three Class II directors, each for a three-year term;

2.	To approve an amendment to the Amended and Restated Harte-Hanks, Inc. 1991 Stock Option Plan to increase the aggregate number of shares of Harte-Hanks, Inc. Common Stock that may be issued under such plan by four million (4,000,000) shares; and,

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, assure your shares are represented at the meeting by promptly voting and submitting your proxy by telephone, by Internet, or by signing, dating and mailing the enclosed proxy in the enclosed stamped envelope for which no additional postage is required if mailed in the United States.

By Order of the Board of Directors

PAUL S. HACKER

Vice President, Legal and Secretary

San Antonio, Texas

April 15, 2004

YOUR VOTE IS IMPORTANT.

PLEASE VOTE BY TELEPHONE, BY INTERNET OR EXECUTE AND RETURN

PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

HARTE-HANKS, INC.

200 Concord Plaza Drive, Suite 800

San Antonio, Texas 78216

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2004

This Proxy Statement is furnished to stockholders of Harte-Hanks, Inc. (“Harte-Hanks” or the “Company”) for use at the 2004 Annual Meeting of Stockholders to be held on Tuesday, May 18, 2004 at 10:00 a.m. (Central Time) at 200 Concord Plaza Drive, First Floor, San Antonio, Texas 78216. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. A stockholder voting by phone, by Internet or by executing the accompanying proxy has the right to revoke it at any time prior to the voting thereof by notifying the secretary of the Company in writing, executing a subsequent proxy or attending the meeting and voting in person. Unless a contrary choice is so indicated, all votes sent via telephone or the Internet or all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the proxy card. The record date for stockholders entitled to vote at the Annual Meeting is the close of business on March 31, 2004. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to stockholders is April 15, 2004.

VOTING PROCEDURES

The accompanying proxy card is designed to permit each stockholder of record at the close of business on the record date, March 31, 2004 (the “Record Date”), to vote in the election of Class II directors and the amendment to the Amended and Restated Harte-Hanks, Inc. 1991 Stock Option Plan, as further described in this Proxy Statement. The proxy card provides space for a stockholder (i) to vote in favor of or to withhold voting for the nominees for the Class II Directors; (ii) to vote for or against the proposal to increase by four million (4,000,000) shares the number of shares of Harte-Hanks, Inc. common stock, par value $1.00 per share (“Common Stock”), available for issuance under the Amended and Restated Harte-Hanks, Inc. 1991 Stock Option Plan; (iii) to vote for or against any other proposal to be considered at the Annual Meeting; or (iv) to abstain from voting on any proposal other than election of Class II directors if the stockholder chooses to do so.

The holders of a majority of all of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Abstentions and broker “non-votes” are counted as present at the Annual Meeting for purposes of determining whether a quorum is present. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Accordingly, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote the shares with respect to the approval of non-routine matters. Under current New York Stock Exchange rules, nominees would have discretionary voting power for the election of directors (Proposal No. 1), but not for the proposal to amend the Amended and Restated Harte-Hanks, Inc. 1991 Stock Option Plan (Proposal No. 2).

The election of Class II Directors will be decided by a plurality of the votes cast at the Annual Meeting. For that reason, any shares not voted for election of the nominees will not affect the outcome of the election of directors. The proposal to approve the increase in the number of shares of Common Stock available for issuance under the Amended and Restated Harte-Hanks, Inc. 1991 Stock Option Plan must receive the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the meeting. Broker non-votes are not counted as votes for or against this proposal but abstentions will be included in the vote total with the result that an abstention will have the same effect as a negative vote.

If you are not voting by telephone or the Internet, stockholders are urged to sign the enclosed proxy and return it promptly. When a signed card is returned with choices specified with respect to voting matters, the shares represented are voted by the proxies designated on the proxy card in accordance with the stockholder’s instructions. The proxies for the stockholders are Larry Franklin and Houston H. Harte.

As of the Record Date, there were 87,202,671 shares of Common Stock outstanding, which were held by approximately 2,626 holders of record. Each owner of record on the Record Date is entitled to one vote for each share of Common Stock held.

The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone, Internet or fax. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Common Stock.

MATTERS TO BE BROUGHT BEFORE THE MEETING

Proposal No. 1 — Election of Class II Directors

The current number of members of the Board of Directors is ten (10). The Board of Directors is divided into three classes, each of which serves for a three-year term. One class of directors is elected each year. The term of the Company’s three Class II directors will expire at the Annual Meeting. The Class II directors elected in 2004 will serve for a term of three years, which expires at the Annual Meeting of Stockholders in 2007 or when their successors are elected and qualified. The election of directors will be decided by a plurality of the votes cast.

The nominees for Class II directors are Larry Franklin, William F. Farley and William K. Gayden. James L. Johnson will not stand for re-election. The Board may fill this vacancy at a later date after selecting an appropriate nominee. Each nominee is a member of the present Board of Directors. The Board believes that each nominee will be available and able to serve as a director. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy consistent with the requirement to maintain nearly equal classes, or the Board may fill the vacancy at a later date after selecting an appropriate nominee.

Information with respect to the nominees is set forth in the section of this Proxy Statement entitled “Management — Directors and Executive Officers.”

THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE “FOR”

EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Proposal No. 2 — Amendment of the Amended and Restated Harte-Hanks, Inc. 1991 Stock Option Plan

Harte-Hanks has for many years utilized stock incentives as part of its overall compensation program. The Board of Directors of Harte-Hanks believes that stock options and stock-based incentives play an important role in attracting and retaining the services of outstanding personnel and in encouraging such persons to have a greater personal financial investment in Harte-Hanks. Since 1984, Harte-Hanks has had a stock option plan. The Company’s stockholders approved the Amended and Restated Harte-Hanks, Inc. 1991 Stock Option Plan in 1991

and it has been amended periodically, most recently in 2000, (as amended and restated, the “1991 Plan”). The 1991 Plan permits the granting, either alone or in combination, of “non-qualified” stock options that do not qualify for beneficial treatment under the Internal Revenue Code of 1986, as amended (the “Code”), and incentive stock options under Section 422 of the Code (“ISOs”). Stock options permit the purchase of shares of Harte-Hanks by persons who are responsible for or contribute to the management, growth, success and profitability of Harte-Hanks and who are designated by the Compensation Committee of the Board of Directors that administers the 1991 Plan. Judy C. Odom, William K. Gayden and Christopher M. Harte are the current members of the Compensation Committee. As of March 31, 2004, options to acquire 8,065,244 shares of Common Stock were outstanding, of which 7,923,119 were granted pursuant to the 1991 Plan and the remainder pursuant to predecessor plans. Also as of that date, options granted under the 1991 Plan covering 5,628,292 shares had been exercised, leaving only 1,237,089 shares (of the 16.5 million currently authorized) available for future option grants. Consequently, the Board of Directors believes that the 1991 Plan should be amended to increase by 4,000,000 the number of shares of Common Stock authorized for issuance thereunder and is submitting the proposed amendment to stockholders.

There were no options awarded in 2003 to executive officers named in the Summary Compensation Table. For 2003, employees of the Company as a group received 315,300 options.

The proposed amendment to the 1991 is attached as Annex A. The following is a summary of the 1991 Plan’s principal provisions:

Purpose of the 1991 Plan.    The purpose of the 1991 Plan is to advance the interests of the Company by attracting and retaining the best available personnel for positions of substantial responsibility and to provide additional incentives to key employees of Harte-Hanks or any present or future subsidiary in order to promote the success of the business of these corporations.

Shares Subject to the 1991 Plan.    The shares subject to option and the other provisions of the 1991 Plan shall be shares of the Company’s Common Stock, which may be either authorized but unissued shares or treasury shares.

Administration of the 1991 Plan.    The Compensation Committee has broad authority to administer and interpret the 1991 Plan.

Eligibility.    All employees, consultants and advisors to the Company or any current or future parent or subsidiary (including outside directors), are eligible to receive options under the 1991 Plan, except that no employee is eligible to receive an ISO, if, on the date of the grant, such employee owns in excess of 10% of the outstanding voting stock of the Company. No participant in the 1991 Plan is eligible to receive options to purchase more than 1,000,000 shares of Common Stock per calendar year.

Effect of Change in Shares of the Company Subject to the 1991 Plan.    If there is a change in the stock of the Company through the declaration of stock dividends, stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for option, the shares subject to an option and the option prices shall be appropriately adjusted.

Manner of Exercise.    Payment methods for exercise of options granted under the 1991 Plan may include payment, as determined by the Board or Compensation Committee, (a) by check, (b) in shares of Common Stock owned by the participant, or (c) partly by check and partly in shares of Common Stock. ISOs granted prior to January 1, 1998, may be exercised only by check. If participant-owned Common Stock is used to pay the purchase price, the participant must have held the Common Stock used for at least six months prior to the date of exercise. The Board or Compensation Committee may authorize use of an attestation procedure, pursuant to which the Company will subtract the number of shares held by the optionee and having a value equal to the exercise price from the number of shares to be issued pursuant to the exercise. Upon exercise of a non-qualified option, the Board or Compensation Committee may permit the participant to deliver Common Stock as payment for the withholding taxes or, at the participant’s request, the Board or Compensation Committee may withhold a number of shares from the certificate satisfactory to pay the withholding taxes.

Amendment and Termination of the 1991 Plan.    The Board may alter, suspend or discontinue the 1991 Plan at any time. All ISOs must be granted within ten years of the date on which the Board approved the latest increase in the number of shares available for issue under the Plan, or the date such an increase was approved by the stockholders, whichever is earlier. No action of the Board may impair any then outstanding option without the consent of the holder of the option. No amendment which would (i) increase the number of shares available under the 1991 Plan; (ii) change the employees or class of employees eligible to participate in the 1991 Plan; or (iii) change the material terms of the 1991 Plan as construed under section 162(m) of the Code may be made without the approval of the stockholders of the Company by the affirmative votes of the holders of a majority of shares of Common Stock casting votes at a duly held stockholders meeting.

Change in Control.    The Board has the discretion at the time of a grant or at any time prior to or upon the occurrence of a change of control (as defined in the 1991 Plan) or potential change of control, to provide, in whole or in part, for the accelerated exercisability of each option outstanding at the time of such change of control.

Transferability.    All or a portion of the non-qualified options to be granted, at the Board or Compensation Committee’s discretion, may be on terms that permit transfer without consideration to an immediate family member (as defined in the 1991 Plan), trusts for the benefit of immediate family members, or a partnership or other entity in which immediate family members are the only partners; provided that the form of stock option agreement pursuant to which the non-qualified options are granted must be approved by the Compensation Committee and that subsequent transfers of transferred options are prohibited, except by will or the laws of descent and distribution. ISOs are non-transferable except by will or the laws of descent and distribution, and during the plan participant’s lifetime are only exercisable by the participant.

Exercise of Incentive Stock Options.    The Board or the Compensation Committee will set the option terms and exercisability schedule of ISOs. However, no ISOs will be exercisable at any time after the expiration of ten years from the date of grant. The total fair market value (determined as of the date of grant) of stock with respect to which ISOs are first exercisable by a participant in any one calendar year cannot exceed $100,000. ISOs exceeding the $100,000 limit in any year are treated as non-qualified stock options. The ISOs granted earliest shall be applied first to the $100,000 limit.

Plan Benefits.    Future benefits under the 1991 Plan are not currently determinable. Because awards under the 1991 Plan are at the discretion of the Compensation Committee, it is not possible to state the benefits or amounts which would have been received by or allocated pursuant to the 1991 Plan if the proposed amendment had been in effect during 2003.

Federal Income Tax Consequences.

Nonqualified Options.    No income will be recognized by an optionee for federal income tax purposes upon the grant of a non-qualified option. Upon exercise of a non-qualified option, the optionee will recognize income equal to the excess of fair market value of the shares received over the exercise price. Income recognized upon the exercise of non-qualified options will be considered compensation subject to withholding at the time such income is recognized, and therefore, the Company or an affiliate must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified options are designed to ensure that the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee. The basis of shares transferred to an optionee pursuant to exercise of a non-qualified option is the price paid for such shares plus an amount equal to any income recognized by the optionee as compensation upon exercise. If an optionee thereafter sells shares acquired upon exercise of a non-qualified option, any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes.

Incentive Options.    No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an ISO. However, the excess of the fair market value of shares received upon the exercise of an ISO over the option price for such shares is an item of adjustment for the optionee for purposes of the alternative minimum tax. The basis of shares transferred to an optionee pursuant to the exercise of an ISO is the price paid for such shares. If the optionee holds such shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon such exercise equal to the difference between the amount realized on such sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. Any additional gain realized by the optionee upon such disposition will be a capital gain. The Company is not entitled to a deduction upon the exercise of an ISO by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

Stock for Stock Exercise.    If an optionee uses shares of Common Stock to pay the exercise price for shares subject to an option, generally, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange. The optionee will have a carryover basis with respect to those shares of Common Stock received that are equal in number to the shares of Common Stock surrendered as payment. The optionee’s basis in the additional shares of Common Stock received will be equal to any amount included in the optionee’s gross income (i.e., from the exercise of a non-qualified option), plus any cash paid for such shares. The optionee will have a carryover holding period with respect to those shares of Common Stock received that are equal in number to the shares of Common Stock surrendered as payment. The holding period of any additional shares of Common Stock received will begin on the date that the option is exercised. The resulting tax consequences will vary if such already owned shares of Common Stock are “statutory option stock,” (as defined in Section 424(c)(3)(B) of the Code) and such statutory option stock has not been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. If the stock used to pay the exercise price of an ISO is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code, which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the option covering such stock was exercised over the option price of such stock.

Performance-Based Compensation.    Certain stock options granted to highly compensated executive officers are intended to comply with the “qualified performance based compensation” rules under Code Section 162(m)(4)(C), so that the Company can generally obtain a full deduction for federal income tax purposes for the income recognized on exercise of such options. Any option granted to such officers with an exercise price equal to or in excess of the fair market value of a share of Common Stock as of the date of grant is to be granted and administered in accordance with the “qualified performance based compensation” rules. The Compensation Committee (which is comprised solely of outside directors) administers such grants.

THE SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES UPON THE PARTICIPANTS IN THE 1991 PLAN CONTAINED IN THIS PROXY STATEMENT DOES NOT PURPORT TO BE COMPLETE.

THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE “FOR” THE PROPOSED AMENDMENT TO THE 1991 PLAN.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 31, 2004, the beneficial ownership of each current director, each nominee for director, each executive officer included in the Summary Compensation Table, the directors and executive officers as a group, and each stockholder known to management to own beneficially more than 5% of the Common Stock. Except as noted below, each named person has sole voting power and dispositive power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percent of Class
Larry Franklin (2)	13,142,755	15.0%
Houston H. Harte	11,729,450	14.5%
David L. Copeland (3)	10,448,708	12.0%
Shelton Family Foundation	5,335,000	6.1%
David L. Sinak (4)	4,318,816	5.0%
Ariel Capital Management, Inc. (5)	6,389,522	7.3%
Christopher M. Harte (6)	1,919,648	2.2%
Richard M. Hochhauser (7)	1,203,269	1.4%
Peter E. Gorman (8)	207,090	*
Gary J. Skidmore (9)	231,939	*
William K. Gayden	36,970	*
Dr. Peter T. Flawn	10,468	*
James L. Johnson	6,282	*
William F. Farley	5,000	*
Judy C. Odom	1,000	*
Charles R. D’all Acqua	—	*
All Executive Officers and Directors as a Group (18 persons) (10)	29,897,996	33.5%

*	Less than 1%.
(1)	The address of David L. Sinak is c/o Gibson, Dunn & Crutcher, LLP, 2100 McKinney Avenue, Suite 1100, Dallas, Texas 75201. The address of the Shelton Family Foundation is 273 Walnut Street, Abilene, Texas 79601. The address of each other beneficial owner is c/o Harte-Hanks, Inc., 200 Concord Plaza Drive, Suite 800, San Antonio, Texas 78216. The address of Ariel Capital Management, Inc. is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601.

(2)	Includes 659,250 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 3,933,358 shares owned by seven trusts for which Mr. Franklin serves as co-trustee and holds shared voting and dispositive power and to which he disclaims beneficial ownership; 110,000 shares held in trust for his children; 5,335,000 shares owned by the Shelton Family Foundation of which he is one of eight directors and to which he disclaims beneficial ownership; and, 62,905 shares owned by the Franklin Family Foundation of which he is one of four directors and to which he disclaims beneficial ownership.

(3)	Includes 18,900 shares held as custodian for his children; 10,000 shares held as custodian for unrelated minors; 4,819,301 shares that are owned by 28 trusts for which Mr. Copeland serves as trustee or co-trustee and to which he disclaims beneficial ownership; 200,500 shares held by a limited partnership of which he is an officer of the general partner but in which shares he has no pecuniary interest and to which shares he disclaims beneficial ownership; and, 5,335,000 shares owned by the Shelton Family Foundation, of which he is one of eight directors and to which he disclaims beneficial ownership.

(4)	Represents shares owned by 13 trusts for which Mr. Sinak serves as co-trustee and holds shared voting and dispositive power and to which he disclaims beneficial ownership.

(5)

Represents shares held by investment advisory clients of Ariel Capital Management, Inc. (“ACM”), no one of which to the knowledge of ACM owns more than 5% of the class. Includes 4,761,185 shares to which ACM has sole voting power and 6,300,932 shares to which ACM has sole dispositive power. Information relating to this stockholder is based on the stockholder’s Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2004.

(6)	Includes 300 shares held as custodian for his step-children and child, 1,125,000 shares owned by two trusts for which Mr. Harte serves as co-trustee with David L. Sinak and in which the trustees have shared voting and dispositive power and to which he disclaims beneficial ownership; 125,001 shares owned by two trusts for the benefit of his child for which Mr. Harte serves as trustee; 450 shares owned indirectly by Mr. Harte’s wife; and, 633,258 shares held by Spicewood Family Partners, Ltd., of which Mr. Harte is the sole general partner with exclusive voting and dispositive power over all the partnership’s shares.

(7)	Includes 899,625 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(8)	Includes 192,450 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

(9)	Includes 204,400 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 2,382 shares held in trust for his children.

(10)	Includes 2,179,500 shares that may be acquired upon the exercise of options exercisable within the next 60 days.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information about the current directors and executive officers of the Company. Each of the executive officers has held his or her position with the Company, or a similar position with the Company, for at least the past five years, except as noted below.

David L. Copeland	48	Director (Class I)
William F. Farley	60	Director (Class II)
Dr. Peter T. Flawn	78	Director (Class I)
Larry Franklin	61	Director (Class II); Chairman
William K. Gayden	62	Director (Class II)
Christopher M. Harte	56	Director (Class I)
Houston H. Harte	77	Director (Class III); Vice Chairman
Richard M. Hochhauser	59	Director (Class III); President and Chief Executive Officer
James L. Johnson	76	Director (Class II)
Judy C. Odom	51	Director (Class III)
Dean H. Blythe	45	Senior Vice President and Chief Financial Officer
Kathy Calta	46	Senior Vice President – Direct Marketing
James Davis	56	Senior Vice President – Direct Marketing
William A. Goldberg	45	Senior Vice President – Direct Marketing
Peter E. Gorman	54	Senior Vice President – Shoppers
Gary J. Skidmore	49	Senior Vice President – Direct Marketing
Paul S. Hacker	40	Vice President – Legal and Secretary
Jessica M. Huff	43	Vice President – Finance and Chief Accounting Officer

Class II directors are to be elected at the Annual Meeting. Messrs. Franklin and Gayden are nominees for re-election as Class II directors. Mr. Johnson is not a nominee for re-election as a Class II director and the Board may fill the resulting vacancy at a later point with a suitable nominee. The term of Class III directors expires at the 2005 Annual Meeting of Stockholders, and the term of Class I directors expires at the 2006 Annual Meeting of Stockholders.

David L. Copeland has served as a director of the Company since 1996. He has been employed by SIPCO, Inc., the management and investment company for the Andrew B. Shelton family, since 1980 and currently serves as its president. He also serves as a director of First Financial Bankshares, Inc., a financial holding company.

William F. Farley has served as a director of the Company since October, 2003. He served as Chairman and Chief Executive Officer of Science, Inc., a medical device company, from 2000 to 2002. He also served as President and Chief Executive Officer of Kinnard Investments, a financial services holding company, from 1997 to 2000. From 1990 to 1996, he served as Vice Chairman of U.S. Bancorp, a financial services holding company.

Dr. Peter T. Flawn has served as a director of the Company since 1985, and is President Emeritus of the University of Texas at Austin.

Larry Franklin has served as a director of the Company since 1974. Mr. Franklin was Chief Executive Officer of the Company from 1991 until April 1, 2002. Mr. Franklin also serves as a director of John Wiley & Sons, Inc., a publishing company.

William K. Gayden has served as a director of the Company since 2001. He is chairman and chief executive officer of Merit Energy Company, a private firm specializing in direct investments in oil and gas producing properties, which he formed in 1989.

Christopher M. Harte has served as a director of the Company since 1993. He is a private investor and served as president of the Portland Press Herald and Maine Sunday Telegram for approximately two years beginning June 1992. Prior to becoming president of the Portland newspapers, Mr. Harte spent nine years with Knight-Ridder Newspapers, during which time he served as president and publisher of two newspapers and in other positions. He also serves as a director of Geokinetics, Inc., a provider of three-dimensional seismic acquisition services to U.S. oil and gas businesses, and Crown Resources, Inc., a minerals mining company. Mr. Harte is the nephew of Houston H. Harte.

Houston H. Harte has served as a director of the Company since 1952 and served as Chairman of the Board of Directors from 1972 until May 1999. Since May 1999, Mr. Harte has served as Vice Chairman of the Board of Directors of the Company.

Richard M. Hochhauser has served as Chief Executive Officer of the Company since April 2002 and as a director since 1996. Prior to April 2002, Mr. Hochhauser served as Chief Operating Officer of the Company from January 1998 until his appointment as Chief Executive Officer in April 2002. He also has served as President of Harte-Hanks Direct Marketing since 1987 and has held numerous other positions since joining the Company in 1975. Mr. Hochhauser also serves as a director of Modem Media, Inc., an interactive marketing company.

James L. Johnson, a director of the Company since 1994, is Chairman Emeritus of GTE Corporation. Mr. Johnson serves as a director of CellStar Corporation, a logistics services provider to the wireless communications industry, MONY Life Insurance Company, and MONY Group, a financial products and services company.

Judy C. Odom has served as a director of the Company since September, 2003. She has also served on the Board of Leggett & Platt, Incorporated, a diversified manufacturing company, since November, 2002 and has served on the Board of Storage Technology Corporation, a provider of data storage hardware and software products and services, since November, 2003. From 1985 until 2002 she held numerous positions, most recently Chief Executive Officer and Chairman of the Board, at Software Spectrum, Inc., a global business to business software services company, which she co-founded in 1985.

Dean H. Blythe has served as Senior Vice President and Chief Financial Officer of the Company since June, 2003. From November 2001 until February 2004 he served as Vice President – Legal and Secretary of the Company. Prior to joining the Company, he served as Managing Director of TDF Ventures LLC, an investment and transaction advisory firm he founded in 2000. During 2000 he was also Senior Vice President – Corporate Development of Concero, Inc., an information technology consulting firm, and from 1994 to 2000 he was Senior Vice President – Corporate Development, Secretary & General Counsel of Hearst-Argyle Television, Inc., an owner and operator of television stations.

Kathy Calta has served as Senior Vice President – Direct Marketing of the Company since March, 2003, and previously served as Vice President – Direct Marketing of the Company. She has held various sales and management positions with the Company since 1986.

James Davis has served as Senior Vice President – Direct Marketing of the Company since March, 2003, and previously served as Vice President – Direct Marketing of the Company. He has held various sales and management positions with the Company since 1993.

William A. Goldberg has served as Senior Vice President – Direct Marketing of the Company since March, 2003 and previously served as Vice President – Direct Marketing of the Company. He has been with the Company since 1978.

Peter E. Gorman has served as Senior Vice President – Shoppers of the Company since 1996.

Gary J. Skidmore has served as Senior Vice President – Direct Marketing of the Company since 2000, and prior to that time was Vice President – Direct Marketing. He has been with the Company since 1994.

Paul S. Hacker has served as Vice President – Legal and Secretary of the Company since February 2004. From April 2002 until February 2004 he was a partner with the global law firm of Baker Botts LLP. From January 1998 until February 2002 he was with the national law firm of Gray Cary LLP where he was a partner.

Jessica M. Huff is Vice President – Finance and Chief Accounting Officer of the Company, and has been with the Company since 1996.

CORPORATE GOVERNANCE

Independence of Directors

The Board has determined that each of Messrs. David L. Copeland, William F. Farley, Peter T. Flawn, William K. Gayden, Christopher M. Harte, and James L. Johnson and Ms. Judy C. Odom qualify as independent directors in accordance with the rules of the New York Stock Exchange (the “NYSE”).

Meeting Attendance and Committees of the Board

The Board of Directors held 5 meetings during 2003. Each member of the Board participated in at least 75% of all Board and all meetings of committees of which he or she was member that were held during the period that he or she served as a director and/or committee member. Executive sessions of non-management directors are held regularly at the end of each regular Board meeting to consider other issues that they may determine from time to time without the presence of any member of management. The Chairman of the Board presides at these meetings. The Company does not have a formal policy regarding director attendance at the annual meeting of stockholders, but all directors are encouraged to attend. All directors attended the 2003 Annual Meeting of Stockholders.

The Board of Directors has established the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The functions of these committees and their current members are described below.

Audit Committee.    The Audit Committee currently consists of David L. Copeland (Chairman), William F. Farley and Dr. Peter T. Flawn. The Board has determined that each member of the Audit Committee meets the independence requirements and the financial literacy requirements under applicable federal securities laws and the rules of the NYSE. The Board has determined that each of Messrs. Copeland and Farley satisfy the “audit committee financial expert” as defined by applicable federal securities rules. The Report of the Audit Committee, which is set forth below on pages 20 and 21, more fully describes the activities and responsibilities of the Audit Committee. A copy of the Audit Committee Charter is attached to this Proxy Statement as Annex B and is also available on the Company’s website at www.harte-hanks.com under the heading “Corporate Governance.” During 2003, the Audit Committee met 4 times.

Compensation Committee.    The Compensation Committee currently consists of Judy C. Odom (Chairman), William K. Gayden and Christopher M. Harte. Each member of the Compensation Committee is a “disinterested person” who satisfies the independence requirements of the rules of the NYSE, and each is an “outside director” in accordance with Section 162(m) of Code. The Report of the Compensation Committee on Executive Compensation, which is set forth below on pages 17 and 18, more fully describes the activities and responsibilities of the Compensation Committee. A copy of the Compensation Committee Charter is available on the Company’s website at www.harte-hanks.com under the heading “Corporate Governance.” During 2003, the Compensation Committee met 4 times.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Christopher M. Harte (Chairman), Dr. Peter T. Flawn and William K. Gayden. Each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of the rules of the NYSE. The primary functions of the Nominating and Corporate Governance Committee are to (a) develop, recommend to the Board, implement and maintain the Company’s corporate governance principles and policies, (b) identify, screen and recruit, consistent with criteria approved by the Board, qualified individuals to become Board members, (c) recommend that the Board select the director nominees for the next annual meeting of stockholders, (d) assist the Board in determining the appropriate size, function, operation and composition of the Board and its committees and (c) oversee the evaluation of the Board and management. A copy of the Nominating and Governance Committee Charter is available on the Company’s website at

www.harte-hanks.com under the heading “Corporate Governance.” In addition the Company’s Process for Shareholder Communication with the Board, described immediately below, and the Company’s Code of Ethics are available on the Company’s website at www.harte-hanks.com under the heading “Corporate Governance.” Because it was formed in January 2004, the Nominating and Corporate Governance Committee did not meet during 2003.

Director Nomination Process

The Nominating and Corporate Governance Committee identifies suitable candidates for the Board of Directors and recommends the slate of nominees to the Board of Directors. Candidates are selected based upon certain criteria including the individual’s background, experience, expertise, financial acumen and diversity. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company at 200 Concord Plaza Drive, Suite 800, San Antonio, Texas, 78216. Possible candidates suggested by stockholders are evaluated in the same manner as other possible candidates. Any such nominations are subject to the advance notice provisions of the Company’s bylaws, which are summarized under “Other Matters” on pages 19 and 20. The Nominating and Corporate Governance Committee may use the services of any third parties in identifying and evaluating potential nominees for the Board.

Communications with Directors

Shareholders may communicate with individual non-management directors, or the non-management directors as a group by writing to Board of Directors – Shareholder Communication, Harte-Hanks, Inc., P.O. Box 1767, San Antonio, Texas 78296. The Chairman of the Company’s Nominating and Governance Committee, currently Christopher M. Harte, will receive all such communications and will determine which communications will be circulated to one or more additional Board members.

Code of Ethics

Harte-Hanks has adopted a Code of Ethics for directors, officers (including Harte-Hanks’ principal executive officer and principal financial officer) and employees which is available on Harte-Hanks’ website, www.harte-hanks.com, in the Corporate Governance section. Additionally, should there be any amendments to, or waivers from, a provision of the code of ethics, Harte-Hanks will immediately post such information on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10% of the Common Stock of the Company to file with the Securities and Exchange Commission (the “SEC”) reports of security ownership and reports on subsequent changes in its ownership of the Company’s securities. Reporting persons are required to furnish the Company with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of copies of such reports, except as noted below, Harte-Hanks believes that all its directors and executive officers during 2003 complied with all applicable filing requirements under Section 16(a).

In 2003, Harte-Hanks had eight untimely filings of reports required under Section 16(a). Each of Messrs. Copeland, Flawn, C. Harte and Johnson were granted options on March 1, 2003, and the related reports on Form 4 required under Section 16(a) were due on March 4, 2003 and were filed on April 1, 2003. Mr. Hochhauser acquired shares of Common Stock through the exercise of options on January 1, 2003, and the related reports on Form 4 required under Section 16(a) were due on January 3, 2003 and were filed on January 23, 2003. Ms. Huff acquired shares of Common Stock and sold shares of Common Stock, both in connection with the exercise of options and both on July 25, 2003, and the related report on Form 4 required under Section 16(a) was due on July 29, 2003 and was filed on August 7, 2003. Mr. Skidmore acquired shares of Common Stock and sold shares of Common Stock, both in connection with the exercise of options and both on June 16, 2003, and the related report on Form 4 required under Section 16(a) was due on June 18, 2003 and was filed on August 15, 2003.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth certain information regarding compensation earned during each of the last three years by the Chief Executive Officer and each of the Company’s other most highly compensated executive officers (based on total annual salary and bonus for 2003).

Name and Principal Position	Year	Annual Compensation			Long Term Compensation Awards	All Other Compensation(2)
		Salary	Bonus(1)		Options Granted
Richard M. Hochhauser President and Chief Executive Officer	2003 2002 2001	$693,750 582,500 577,500		$124,609 78,000 16,500	— 325,000 150,000	$8,000 8,000 6,800

Larry Franklin Chairman	2003 2002 2001	$615,220 674,918 803,500	$	— 58,825 22,963	— — 150,000	$21,000 18,300 19,800

Peter E. Gorman Senior Vice President; President, Harte-Hanks Shoppers	2003 2002 2001	$346,231 326,200 323,400		$165,375 191,520 160,440	— 105,000 45,000	$8,000 8,000 6,800

Charles R. Dall’ Acqua Senior Vice President— Direct Marketing	2003 2002 2001	$320,000 310,667 308,000		$21,600 4,800 1,000	— 115,000 75,000	$8,000 8,000 6,800

Gary J. Skidmore Senior Vice President— Direct Marketing	2003 2002 2001	$316,250 310,667 308,000		$21,600 4,800 —	— 115,000 —	$8,000 8,000 6,800

(1)	Bonus amounts are inclusive of payments received under the existing incentive compensation plan. Larry Franklin has elected to defer $595,532, $593,993 and $724,498 of the total compensation payable to him in 2003, 2002 and 2001, respectively, in accordance with the Company’s deferred compensation plan.

(2)	Consisted of matching contributions made by the Company on behalf of the respective individual under the Company’s 401(k) plan and $10,300 in premiums paid annually by the Company on a split-dollar policy insuring the life of Larry Franklin.

Option Grants During 2003

No options were granted to any of the individuals named in the Summary Compensation Table during 2003.

Aggregated Option Exercises in 2003 and Year-End Option Values

The following table sets forth certain information concerning option exercises during 2003 and unexercised options held at December 31, 2003 by the individuals named in the Summary Compensation Table.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard M. Hochhauser	247,500	$4,236,426	777,000	526,000	$10,221,031	2,635,406
Larry Franklin	306,000	4,598,851	584,250	192,250	6,561,250	1,494,125
Peter E. Gorman	97,500	1,379,392	149,325	165,975	1,554,969	854,856
Charles R. Dall’ Acqua	—	—	69,750	198,250	513,687	968,187
Gary J. Skidmore	20,230	336,509	182,650	192,775	1,661,743	873,213

(1)	The value is the amount by which the market value of the underlying stock at December 31, 2003 ($21.75) exceeds the aggregate exercise prices of the options.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2003 concerning securities authorized for issuance under equity compensation plans approved by the Company’s stockholders. The Company did not have any equity compensation plans that were not approved by the Company’s stockholders in 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	7,377,984	(1)	$14.21	5,527,542	(2)
Equity Compensation Plans not approved by stockholders	N/A		N/A	N/A

(1)	Options issued under the 1991 Stock Option Plan.

(2)	Includes 271,616, 2,999,787 and 2,256,139 shares available under the Director Stock Plan, the 1994 Employee Stock Purchase Plan and the 1991 Stock Option Plan, respectively.

Pension Plans

The Company sponsors a defined benefit pension plan qualified under Section 401 of the Code (the “Defined Benefit Plan”). Also, the Company has established an unfunded, non-qualified pension restoration plan, which became effective on January 1, 1994 and was amended and restated on January 1, 2000 (the “Restoration Plan”). The Defined Benefit Plan was frozen as of December 31, 1998, and no further benefits will accrue under that plan. In addition, the Code places certain limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable to participants in excess of amounts permitted under the Code will be paid under the Restoration Plan.

The annual pension benefit under the Restoration Plan and the Defined Benefit Plan, taken together, is largely determined by the number of years of employment multiplied by a percentage of the participant’s final average earnings (earnings during the highest five consecutive years). Participation in the Restoration Plan is limited to those employees of Harte-Hanks who are designated by the Board of Directors as eligible. All benefits payable under the Restoration Plan are to be paid from the general assets of the Company, but the Company is not required to set aside any funds to discharge its obligations under the Restoration Plan.

The table below may be used to calculate the approximate annual benefits payable at retirement at age 65 under the Company’s defined benefit pension plan and pension restoration plan to individuals in specified remuneration and years-of-service classifications. The benefits are not subject to any reduction for social security benefits or other offset amounts.

	Years of Credited Service
Highest 5 Year Average Remuneration	15	20	25	30	35
$150,000	$34,090	$45,453	$56,817	$68,180	$79,543
250,000	57,367	76,489	95,612	114734	133,856
350,000	82,117	109,489	136,862	164,234	191,606
450,000	106,867	142,489	178,112	213,734	249,356
550,000	131,617	175,489	219,362	263,234	307,106
650,000	156,367	208,489	260,612	312,734	364,856
750,000	181,117	241,489	301,862	362,234	422,606
850,000	205,867	274,489	343,112	411,734	480,356
950,000	230,617	307,489	384,362	461,234	538,106

The compensation included in the Summary Compensation Table under salary and bonuses qualifies as remuneration for purposes of the Company’s Defined Benefit Plan and the Restoration Plan, except that there are limits on the amounts of bonuses taken into consideration under the Restoration Plan. For purposes of the plans, the officers named in the Summary Compensation Table have the following years of service:

•	Mr. Franklin: 32 years;
•	Mr. Hochhauser: 28 years;
•	Mr. Gorman: 23 years
•	Mr. Dall’ Acqua: 22 years; and,
•	Mr. Skidmore: 9 years.

Compensation of Directors

Effective January 1, 2003, annual director’s fees have been set at $50,000, and directors will also receive $2,000 for each Board meeting attended. The chairs of the Audit Committee and the Compensation Committee also will receive annual fees of $5,000 and $3,000, respectively. Under the Harte-Hanks, Inc. 1998 Director Stock Plan, non-employee directors may elect to receive all or a portion of the cash compensation otherwise payable for such director’s services in Common Stock based upon fair market value. During 2003, David L. Copeland, William F. Farley, Dr. Peter T. Flawn, William K. Gayden, Christopher M. Harte, James L. Johnson and Judy C. Odom earned director’s fees that were payable in cash or in stock of $60,000, $10,333, $65,000, $60,000, $60,000, $63,000 and $18,667, respectively.

Severance Agreements

The Company has entered into a severance agreement with Richard Hochhauser. If (i) Mr. Hochhauser is terminated from his position as Chief Executive Officer of the Company other than for “cause” (ii) Mr. Hochhauser terminates his employment after specified adverse actions are taken by the Company, or (iii) there is a “change in control” of the Company, then in any of such events Mr. Hochhauser will be entitled to severance compensation in a lump sum cash amount equal to 200% of the sum of (A) the annual base salary in effect just prior to such event, plus (B) the average of the bonus or incentive compensation for the two fiscal years preceding such event. In addition to the cash compensation, the Company will continue to provide certain benefits for a two-year period and all options previously granted to Mr. Hochhauser will immediately vest and become fully exercisable. As used in the severance agreement, “cause” means that the executive committed an intentional act of fraud, material damage to Harte-Hanks’ property or wrongful disclosure of Harte-Hanks’ secret processes. “Change in control” means: (1) the Company is merged, reorganized or sells substantially all of its assets and after such transaction less than 60% of the combined voting power of the surviving corporation is received in exchange for securities of Harte-Hanks, or (2) any person has become a beneficial owner of securities of Harte-Hanks, which when added to any securities already owned by such person would represent in the aggregate 30% or more of the combined voting power of the then outstanding securities of Harte-Hanks.

The Company has also entered into severance agreements with each of its other executive officers. If after a “change in control” of the Company, any of such executives is terminated other than for “cause,” or elects to terminate his employment under specified circumstances, the executive will be entitled to severance compensation in a lump sum cash amount equal to 200% (except for Mr. Hacker and Ms. Huff who are entitled to severance compensation equal to 100%) of the sum of (A) the annual base salary in effect immediately prior to the change in control, plus (B) the average of the bonus or incentive compensation for the two fiscal years preceding the change in control. In addition, a terminated executive will receive a cash payment sufficient to cover health insurance premiums for a period of 18 months. Upon a change in control, all options (50% of such options for Mr. Hacker and Ms. Huff) previously granted to the executive will immediately vest and become fully exercisable. Under limited circumstances certain of such executives may be entitled to the foregoing benefits upon termination of employment before a “change in control” occurs. As used in these severance agreements, the terms “cause” and “change in control” have the same meanings as used in Mr. Hochhauser’s severance agreement.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee (the “Committee”) is comprised of three directors who are independent directors, as defined under the rules of the New York Stock Exchange. The Committee acts under a written charter that was amended and restated on January 28, 2004. The functions of the Committee focus primarily on its direct responsibilities to:

•	Review and approve corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation, evaluate the CEO’s performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation;

•	Make recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans; and

•	Produce an annual compensation committee report to be provided to the Company’s stockholders in accordance with applicable federal securities laws.

Compensation to executives is designed to attract and retain superior talent, to motivate the performance of executives in support of the achievement of the Company’s strategic financial and operating performance objectives, and to reward performance that meets this standard. The Company is engaged in highly competitive businesses and must attract and retain qualified executives in order to be successful. In 2003, executive compensation comprised the following elements:

Base Salary.    The base salaries for the CEO and each of the other executive officers of the Company are determined after review of publicly available information concerning the base salaries of executives with similar responsibilities in companies of comparable size engaged in businesses similar to the Company’s core businesses (which may include, but are not necessarily the same as, those included in the Peer Group Index Graph in the “Comparison of Stockholder Returns” on page 19) and the responsibilities of each executive officer.

Annual Incentive Compensation.    The year-end cash bonuses for the CEO and each of the other executive officers are designed to motivate the CEO and the other executive officers to achieve specific annual financial goals based on the strategic financial and operating performance objectives of the Company overall, as well as each core business. In conjunction with the Committee’s review of the strategic and operating plans of the

Company and each core business at the beginning of 2003, the Committee established incremental target performance levels for each executive officer based on the revenue, operating profit and earnings per share growth goals of the Company and the related financial goals of the core businesses. The bonus amount paid to each executive for 2003 was based on the target performance level reached.

Stock Option Plan.    The 1991 Plan forms the basis of the Company’s long-term incentive plan for executives. The Committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. Stock options generally are granted annually. In 2003, no options were granted to any of the executive officers named in the Summary Compensation Table. In selecting recipients for option grants and in determining the size of such grants, the Committee considers various factors, including the overall performance of the Company and the individual performance of each recipient.

Executives also receive benefits typically offered to executives by companies engaged in businesses similar to the Company’s core businesses and various benefits generally available to employees of the Company (such as health insurance).

It is the Company’s policy to qualify compensation paid to executive officers for deductibility under applicable provisions of the Internal Revenue Code, including Section 162(m). The Company, however, may determine from time to time to pay compensation to its executive officers that may not be deductible.

In making its decisions, the Committee takes into account, primarily on a subjective basis, factors relevant to the specific compensation component being considered, including compensation paid by other companies of comparable size in businesses similar to the Company’s core businesses, the generation of income and cash flow by the Company as a whole and the individual core businesses, the attainment of annual individual and business objectives and an assessment of business performance against companies of comparable size in businesses similar to the Company’s core businesses, the executive officer’s level of responsibility and the contributions the Company expects the executive to make in support of the Company’s strategies.

2003 Compensation of Chief Executive Officer.    In 2003, Mr. Hochhauser’s base salary was $693,000, and in determining such amount the Committee took into consideration its evaluation of Mr. Hochhauser’s performance and the Company’s performance, after reviewing competitive salary data from companies of comparable size engaged in businesses similar to the Company’s core business, which may include, but are not necessarily the same as, those included in the Peer Group Index Graph in “Comparison of Stockholder Returns” on page 19. Mr. Hochhauser’s bonus potential during 2003 was a range of 0%-125% of base salary depending on Mr. Hochhauser’s performance. Mr. Hochhauser’s 2003 cash bonus was based on the degree of attainment of financial goals established at the beginning of 2003. In 2003, neither Mr. Hochhauser nor any of the other individuals named in the Summary Compensation Table received option grants for shares of Common Stock under the Company’s 1991 Plan. In considering option grants for Mr. Hochhauser, the Committee took into consideration its evaluation of Mr. Hochhauser’s performance and the Company’s performance and options granted to Mr. Hochhauser during 2002.

Compensation Committee

Judy C. Odom, Chairman	William K. Gayden	Christopher M. Harte

COMPARISON OF STOCKHOLDER RETURNS

The following graph compares the cumulative total return of the Common Stock during the period December 31, 1998 to December 31, 2003 with the Standard & Poor’s 500 Stock Index (the “S&P 500 Index”) and with a peer group including Axciom Corporation, Catalina Marketing Corporation, Choicepoint, Inc., Convergys Corporation, Equifax, Inc., Fair Isaac and Company, Incorporated, infoUSA, Inc., Sykes Enterprises, Incorporated, and Teletech Holdings, Inc.

The S&P 500 Index includes 500 United States companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The peer group is also weighted by market capitalization.

The graph depicts the results of investing $100 in the Common Stock, the S&P 500 Index and the peer group at closing prices on December 31, 1998. It assumes that all dividends were reinvested.

INDEXED RETURNS

Company Name/Index	Base Period Dec 98	Years Ending
		Dec 99	Dec 00	Dec 01	Dec 02	Dec 03
HARTE-HANKS INC	100	76.58	83.76	100.10	100.00	117.24
S&P 500 INDEX	100	121.04	110.02	96.95	75.52	97.18
PEER GROUP	100	117.70	129.46	125.75	88.99	100.05

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) is comprised of three directors who are independent directors, as defined under the rules of the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”). The Committee acts under a written charter that was amended and restated on January 28, 2004. The functions of the Committee focus primarily on its oversight of:

•	The integrity of the Company’s financial statements including the financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	The qualifications and performance of the Company’s independent auditors;

•	The performance of the Company’s internal audit function and independent auditors; and

•	The Company’s compliance with legal and regulatory requirements.

In addition, the Committee provides an avenue of communication among the Company’s independent auditors, management, the Company’s internal auditing department and the Board of Directors.

Management is responsible for the adequacy of the Company’s financial statements, internal controls and financial reporting processes. KPMG LLP, the Company’s independent auditors, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted auditing standards (“GAAP”), and issuing a report thereon.

The Committee is responsible for monitoring and overseeing these processes. The Committee is also responsible for the appointment of the Company’s independent auditors and reviews periodically their performance and their independence from management. The Committee functions are not intended to duplicate or certify the activities of the Company’s independent auditors or management, nor can the Committee certify that the Company’s independent auditors are “independent” under applicable SEC and the NYSE rules.

The Committee meets with management periodically to consider the scope and adequacy of the Company’s internal controls and the objectivity of its financial reporting and discusses these matters with the Company’s independent auditors, the Company’s internal auditors and appropriate Company financial personnel. The Committee meets at least semi-annually privately with each of the Company’s independent auditors and the Company’s internal auditors. The Company’s independent auditors and its internal auditors have unrestricted access to the Committee and can meet with the Committee upon request.

In addition, the Committee reviews the Company’s financial statements and reports its recommendations to the full Board for approval and to authorize action. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In rendering this report, the Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared in conformity with GAAP and on representations of the Company’s independent auditors included in their report on the Company’s financial statements. The Committee’s considerations and discussions with management and the independent auditors, however, do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been performed in accordance with generally accepted auditing standards, or that the Company’s independent auditors are in fact independent.

In performing its oversight role, the Committee reviewed the audited consolidated financial statements for the 2003 fiscal year and met and held discussions with management and the Company’s independent auditors to discuss those financial statements and the audit related thereto. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP.

The Committee discussed with the Company’s independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes among other items, matters related to the conduct of the audit of the Company’s financial statements. The Committee received and reviewed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) which relates to the Company’s independent auditors’ independence from the Company and its related entities, and the Committee discussed with the independent auditors their independence. The Committee also received and reviewed those disclosures relating to the independence of the Company’s independent auditors required by the Sarbanes-Oxley Act of 2002, the related rules of the SEC and the NYSE rules. In addition, the Committee considered the fees paid to KPMG LLP during the last year for audit and non-audit services, which are set forth below, and determined that the provision of such non-audit services are compatible with the firm’s independence and are compatible with applicable law.

Based on the Committee’s discussions with management and the Company’s independent auditors, as described above, and the Committee’s review of the representations of management, the Company’s internal auditors and the report of the Company’s independent auditors, the Committee recommended to the Board, and the Board approved, the inclusion of Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC.

The Committee retained KPMG LLP as the Company’s independent auditors to conduct the annual audit and to report on, as may be required, the consolidated financial statements that may be filed by the Company with the SEC during the ensuing year.

Audit Committee

David L. Copeland, Chairman	William F. Farley	Dr. Peter T. Flawn

INDEPENDENT AUDITORS

KPMG LLP, independent certified public accountants, has been selected by the Audit Committee as the Company’s independent auditor for 2004. Representatives of KPMG LLP, who were also the Company’s independent auditors for the year 2003, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PRINCIPAL AUDITOR FEES AND SERVICES

The following table sets forth the aggregate fees billed by KPMG LLP for professional services in or related to 2003 and 2002.

	2003	2002
Audit Fees (1)	$260,246	$239,500
Audit Related Fees (2)	$27,500	$26,000
Tax Fees	$21,262	$37,222
Other	$—	$—

Total	$309,008	$302,722

(1)

$220,000 and $190,000 was for services rendered in connection with the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s 10-Q’s for the

2003 and 2002 fiscal years, respectively, $40,246 and $43,000 was for statutory audits of certain of the Company’s foreign subsidiaries required by the countries in which they are domiciled in 2003 and 2002, respectively, and $6,500 was for services rendered in connection with filing a Form S-8 for the Company’s Employee Stock Purchase Plan in 2002.

(2)	Include fees for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and include the audit of the Company’s benefit plans.

(3)	Fees for tax services and matters principally relating to the Company’s foreign operations, including foreign transfer pricing and international taxes.

PRE-APPROVAL FOR NON-AUDIT SERVICES

Pursuant to its charter the Audit Committee preapproves all permitted non-audit services to be performed for the Company by its independent auditors, subject to the deminimis exceptions for permitted non-audit services described in the Exchange Act. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies’ discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

There are two different deadlines for the submission of stockholder proposals. Stockholder proposals that are being submitted for inclusion in the Company’s proxy statement and form of proxy for the next annual meeting must be received by the Company at its principal executive offices on or before November 28, 2004. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Under the Company’s bylaws, stockholder proposals that are being submitted other than for inclusion in the Company’s proxy statement and form of proxy for the Company’s next annual meeting must be received by the Company at its principal executive offices no earlier than February 6, 2005 and no later than March 8, 2005. Such proposals when submitted must be in full compliance with applicable law and the Company’s bylaws. If the Company is not notified of a stockholder proposal by February 11, 2005 then the management proxies may have the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

VOTING VIA THE INTERNET OR BY TELEPHONE

Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

Shares Registered Directly in the Name of the Stockholder

Stockholders with shares registered directly with EquiServe LP, the Company’s transfer agent, may vote telephonically by calling (877) 779-8683 or you may vote via the Internet at the following address on the World Wide Web:

www. eproxyvote.com/hhs and follow the instructions on your screen.

Shares Registered in the Name of a Brokerage Firm or Bank

A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by EquiServe LP for shares registered in the name of the stockholder. If you shares are held in an account at a brokerage firm or bank participating in the ADP Program, you may vote those shares telephonically by calling the telephone number referenced on your voting form or you may vote via the Internet at the following address on the World Wide Web:

www.proxyvote.com and follow the instructions on your screen.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

A copy of the Company’s 2003 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Company’s Annual Report on Form 10-K for 2003 (the “2003 10-K”) and the exhibits filed with it are available on the Company’s website, www.harte-hanks.com in the Investor Relations section. Upon request by any stockholder, Harte-Hanks will furnish, without charge, a copy of the 2003 10-K, without exhibits; and a copy of any or all exhibits will be furnished for a fee which will not exceed the Company’s reasonable expenses. All written requests should be submitted to Harte-Hanks, Inc., 200 Concord Plaza, Suite 800, San Antonio, TX 78216, attention: Investor Relations.

By Order of the Board of Directors

PAUL S. HACKER

Vice President, Legal and Secretary

April 15, 2004

Annex A

AMENDMENT

to the

AMENDED AND RESTATED HARTE-HANKS, INC.

1991 STOCK OPTION PLAN

Pursuant to Section 12 of the Amended and Restated Harte-Hanks, Inc. 1991 Stock Option Plan (the “Plan”), the Plan is hereby amended as follows:

2.	Section 3 of the Plan is hereby amended to read in its entirety as follows:

3.    Shares Subject to the Plan.  Except as otherwise required by the provisions of paragraph 7 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options pursuant to the Plan shall not exceed 20,500,000 shares. Such shares may be either authorized but unissued shares or treasury shares.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have been terminated, be available for the grant of other Options under the Plan.

3.	This Amendment shall amend only those provisions of the Plan set forth herein, and those sections, paragraphs and sentences not expressly amended hereby shall remain in full force and effect.

4.	This Amendment shall be effective immediately upon its approval by the stockholders of Harte-Hanks, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of                         , 2004.

HARTE- HANKS, INC.

By:
Title:

A-1

Annex B

HARTE-HANKS, INC.

AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of Harte-Hanks, Inc., a Delaware corporation (the “Company”), adopted this Audit Committee Charter (the “Charter”) on January 28, 2004.

I.	PURPOSE

The Audit Committee of Harte-Hanks, Inc. (the “Company”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight of:

•	The integrity of the Company’s financial statements including the financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	The qualifications and independence of the Company’s independent auditors.

•	The performance of the Company’s internal audit function and independent auditors.

•	The Company’s compliance with legal and regulatory requirements.

The Audit Committee shall provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the independent auditors as well as anyone else in the organization. The Audit Committee shall have the authority to retain, at the Company’s cost and expense, special independent legal, accounting, or other advisors or experts it deems necessary in the performance of its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties, for payment of compensation to the outside legal, accounting or other advisors employed by the Audit Committee and compensation to the independent auditors or any other registered public accounting firm for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any independent counsel or other advisers employed by the Audit Committee.

II.	AUDIT COMMITTEE COMPOSITION AND MEETINGS.

Audit Committee members shall meet the independence and experience requirements of the New York Stock Exchange, Inc. (“NYSE”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC” or the “Commission”). The Audit Committee shall be comprised of three (3) or more directors as determined by the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the NYSE, the Exchange Act, the Sarbanes Oxley Act of 2002 and the rules promulgated thereunder. All members of the Committee shall be financially literate (as determined by the Board in its business judgment) or must become financially literate within a reasonable period of time after appointment to the Audit Committee, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC (who shall be presumed to have “accounting or related financial management expertise” as required by the NYSE). Audit Committee members shall not simultaneously serve on the audit committee of more than two (2) other public companies.

Audit Committee members shall be appointed, and may be replaced, by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least quarterly, or more frequently as circumstances dictate, to discuss with management the Company’s annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee shall prepare and/or approve an agenda in advance of each meeting. The Committee should periodically meet privately in executive session with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III.	COMMITTEE AUTHORITY AND RESPONSIBILITIES.

The function of the Audit Committee is oversight. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, oversight of the work and termination of the Company’s independent auditors and any other registered public accounting firm engaged for the purpose of performing review or attest services for the Company (including resolution of disagreements between management and the independent auditors or such other registered public accounting firm regarding financial reporting). The independent auditors and any such other registered public accounting firm shall report directly to the Audit Committee.

The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditors independence standards.

The Audit Committee shall preapprove all permitted non-audit services to be performed for the Company by its independent auditors, subject to the deminimis exceptions for permitted non-audit services described in the Exchange Act. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually evaluate the Audit Committee’s own performance, which evaluation must compare the performance of the Audit Committee with the requirements of this Charter.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

A.	Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in the “Management’s Discussion and Analysis” portion of any documents filed with the Commission, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of each Form 10-Q, including disclosures made in the “Management’s Discussion and Analysis” portion of any documents filed with the Commission and the results of the independent auditors’ review of the quarterly financial statements.

3.	Review and discuss with management and the independent auditors significant matters arising from any audit, including any audit problems or difficulties and management’s response including any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise). The review should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

(c)	Other material written communications between the independent auditors and management, such as any “management” or “internal control” letter issued or proposed to be issued or schedule of unadjusted differences.

(d)	All discussions between the independent audit team and the firm’s national office regarding the audit.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

6.	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any communications related to:

•	deficiencies noted in the audit in the design or operation of internal controls;
•	consideration of fraud in a financial statement audit;
•	detection of illegal acts;
•	the independent auditors’ responsibility under generally accepted auditing standards;
•	any restriction on audit scope;
•	significant accounting policies;
•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;
•	management judgments and accounting estimates;
•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);
•	the responsibility of the independent auditors for other information in documents containing audited financial statements;
•	disagreements with management;
•	consultation by management with other accountants;
•	major issues discussed with management prior to retention of the independent auditors;
•	difficulties encountered with management in performing the audit;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles;
•	reviews of interim financial information conducted by the independent auditors; and
•	the responsibilities, budget and staffing of the Company’s internal audit function.

9.	Review disclosures made to the Audit Committee, if any, by the Company’s CEO and CFO during their certification process for each Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

B.	Oversight of the Company’s Relationship with the Independent Auditors

10.	Obtain and review a report from the independent auditors, at least annually, describing (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years (and any steps taken to deal with any such issues) respecting one or more independent audits carried out by the firm, and (c) (to assess the auditor’s independence) all relationships between the independent auditors and the Company including each non-audit service provided to the Company and discuss with the independent auditors any relationships or services that may impact the quality of audit services or the objectivity and independence of the independent auditors.

11.	Obtain and review a formal written statement from the independent auditors of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service, (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors’ in the aggregate and by each service.

12.	Receive from the independent auditors the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discuss with the independent auditors the independent auditor’s independence.

13.	Evaluate the qualifications, performance and independence of the independent auditors (including the lead partner), including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, taking into account the opinions of management and internal auditors.

14.	Ensure the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner as required by law and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

15.	Set clear policies for the Company’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

16.	Take into account the opinions of management and the Company’s internal auditors in assessing the independent auditors’ qualifications, performance and independence.

C.	Oversight of the Company’s Internal Audit Function

17.	Review the appointment and replacement of the senior internal auditing executive.

18.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

19.	Discuss with the independent auditors and management the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

D.	Compliance Oversight Responsibilities

20.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

21.	Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

22.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

E.	Other Audit Committee Responsibilities

23.	Annually prepare a report to stockholders as required by the SEC. The report shall be included in the Company’s annual proxy statement.

24.	Perform any other activities consistent with this Charter, the Company’s By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

25.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

26.	Periodically review the Company’s policies and Code of Ethics, with particular focus on related party transactions and conflicts of interest involving, directly or indirectly, the principal executive officer, principal financial officer and principal accounting officer, and consider whether changes are needed.

27.	Evaluate, decide whether to approve and monitor on an ongoing basis any related party transactions covered by the Company’s policies and Code of Ethics and make decisions regarding the grant of any waiver of or deviation from the Company’s policies and Code of Ethics.

IV.	LIMITATION OF AUDIT COMMITTEE’S ROLE.

While the Audit Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

HARTE-HANKS, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

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OR

Vote-by-Telephone

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1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark votes as in this example.

FOR AGAINST ABSTAIN

1. Election of Directors. 2. Amendment to the Amended and Restated Harte-Hanks, Inc. 1991 Stock Option Plan, increasing authorized shares by 4 million.

Nominees: (01) Larry Franklin,

(02) William F. Farley, and

(03) William K. Gayden

FOR WITHHELD 3. On any other business that may properly come before the meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.

For all nominee(s) except as written above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE SIGN, DATE AND MAIL TODAY.

(Joint owners must EACH sign. Please sign EXACTLY as your name appears on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

Signature: Date: Signature: Date:

DETACH HERE

ZHHA52

PROXY

HARTE-HANKS, INC.

BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

AT 10:00 a.m., TUESDAY, MAY 18, 2004 200 CONCORD PLAZA DRIVE, FIRST FLOOR

SAN ANTONIO, TEXAS 78216

The undersigned stockholder of Harte-Hanks, Inc. (the “Company”) hereby revokes any proxy or proxies previously granted and appoints Larry Franklin and Houston H. Harte or either of them as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Harte-Hanks, Inc. dated April 15, 2004.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO EITHER ITEM (1) OR ITEM (2), THIS PROXY WILL BE VOTED “FOR” SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

SEE REVERSE

SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE